UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 25, 2016

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35637	22-3388607
(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2016, Asta Funding, Inc. (the “Company”) entered into a Mutual Confidentiality Agreement (the “Agreement”) with Mangrove Partners (“Mangrove”), pursuant to which Mangrove and the Company agreed to (1) provide certain Confidential Information (as defined below) to the other party to the Agreement and the other party’s representatives, (2) the confidentiality of the Confidential Information, and (3) certain restrictions on the activities of the parties to the Agreement. The following summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Agreement, the Company has agreed to make available to Mangrove and its representatives certain confidential information relating to the Company or its subsidiaries, and Mangrove has agreed to make available to the Company and its representatives certain confidential information relating to Mangrove and its affiliates (collectively, the “Confidential Information”). The Company and Mangrove have agreed not to disclose the Confidential Information, and to cause each of their representatives, respectively, not to disclose the Confidential Information, except as required by law. Pursuant to the Agreement, the Company will provide information requested by Mangrove to one or more of Mangrove’s representatives, and such representatives will prepare summaries of such information (the “Summaries”). If the Company approves the Summaries, the approved Summaries will be provided to Mangrove. The Company has agreed to release the approved Summaries publicly on or prior to the end of the Extended Period (as defined in the Agreement), to the extent that the information contained in the Summaries has not already been disclosed.

Further, under the terms of the Agreement, Mangrove and the Company have agreed to certain restrictions during the Discussion Period (as defined in the Agreement) and the Extended Period, including that, unless consented to by the other party to the Agreement or required by applicable law, neither party will, and shall cause its affiliates and representatives not to, (i) commence any litigation against the other party, (ii) make any filing with the Securities and Exchange Commission of proxy solicitation materials, preliminary proxy statement, definitive proxy statement or otherwise or call any annual or special meeting of stockholders of the Company, (iii) publicly refer to: (a) the Confidential Information or Discussion Information (as defined in the Agreement), (b) any annual or special meetings of stockholders of the Company or (c) any prior discussions between the parties, including in any filing with the Securities and Exchange Commission (including any proxy solicitation materials, preliminary proxy statement, definitive proxy statement or otherwise), in any press release or in any other written or oral disclosure to a third party, (iv) make any purchases of the Company’s securities, including, but not limited to, pursuant to any stock buyback plans, tender offers, open-market purchases, privately negotiated transactions or otherwise, (v) make any demand under Section 220 of the Delaware General Corporation Law, (vi) make or propose to make any amendments to the Company’s Certificate of Incorporation, as amended, or By-laws, as amended, (vii) adopt, renew, propose or otherwise enter into a Shareholder Rights Plan with respect to the Company’s securities, (viii) adopt or propose any changes to the Company’s capital structure or (ix) negotiate, discuss, enter into, propose or otherwise transact in any extraordinary transactions with respect to the Company, outside the ordinary course of business, including, but not limited to, any mergers, asset sales or asset purchases.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Mutual Confidentiality Agreement, dated May 25, 2016, by and between Asta Funding, Inc. and Mangrove Partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: May 26, 2016	By:	/s/ Bruce R. Foster
Bruce R. Foster
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Mutual Confidentiality Agreement, dated May 25, 2016, by and between Asta Funding, Inc. and Mangrove Partners.